Exhibit 99.1

Net Asset Value

We calculate net asset value per share in accordance with our valuation policies and procedures. Our monthly net asset value (“Net Asset Value”) is used to calculate the prices at which we sell our shares, except our V Shares. The tables that follow include the Net Asset Value of outstanding shares as of June 30, 2024. The following table provides a breakdown of the major components of our Net Asset Value as of June 30, 2024 ($ in thousands, except shares):

Components of Net Asset Value
Investments at fair value (cost of $52,249)	$52,209
Cash and cash equivalents	2,446
Other assets	4,202
Other liabilities	(8,682)
Accrued performance fee	0

Net Asset Value	$50,175

Number of outstanding shares	2,001,180

The following table provides a breakdown of our total Net Asset Value and our Net Asset Value per share by type as of June 30, 2024 ($ in thousands, except shares and per share data):

Type	Monthly Net Asset Value	Number of outstanding shares	Net Asset Value per share as of June 30, 2024
Series I
A-I Shares	$2.75	110	$25.00
F-I Shares	$2.75	110	$25.00
F-S Shares	$2.75	110	$25.00
P-I Shares	$2.75	110	$25.00
P-S Shares	$2.75	110	$25.00
V Shares	$1.03	40	$25.70
Series II
A-I Shares	$2.75	110	$25.00
F-I Shares	$2.75	110	$25.00
F-S Shares	$2.75	110	$25.00
P-I Shares	$2.75	110	$25.00
P-S Shares	$2.75	110	$25.00
V Shares	$1.02	40	$25.60
E Shares	$50,145.85	2,000,000	$25.07

Total	$50,175.40	2,001,180